EXHIBIT “B”

THIRD AMENDMENT

to

2003 OUTSIDE DIRECTORS STOCK PLAN

THIS THIRD AMENDMENT TO THE PERMA-FIX ENVIRONMENTAL SERVICES, INC. 2003 OUTSIDE DIRECTORS STOCK PLAN (the “Third Amendment”) was approved by the Board of Directors (the “Board”) of Perma-Fix Environmental Services, Inc. (the “Company”) to be effective on July 10, 2014, subject to the approval of the shareholders of the Company.

WHEREAS, Article IX of the 2003 Outside Directors Stock Plan, effective July 29, 2003 (as amended, the “Plan”), provides that the Board may at any time, and from time to time and, in any respect amend or modify the Plan;

WHEREAS, as of July 10, 2014, the maximum number of shares of our common stock that may be issued under the Plan is 600,000 shares (subject to adjustment as provided in the 2003 Plan), of which 509,841 shares have previously been issued or reserved for issuance under the Plan, comprised of 341,898 shares previously issued under the Plan, and 167,943 shares issuable under outstanding options granted under the Plan;

WHEREAS, in order to continue to attract and retain qualified members of the Board who are not employees of the Company, the Board is of the opinion that it is necessary that the maximum number of shares of Common Stock that may be issued under the Plan be increased from 600,000 to 800,000 shares (subject to adjustment as provided in the Plan); and,

NOW, THEREFORE, the following amendments to the plan are unanimously adopted by the Board, subject to the approval of the shareholders of the Company:

1.	Amendment to Section 4.1

Section 4.1 of the Plan is hereby amended by deleting the number “600,000” from the first full sentence contained therein and substituting in lieu thereof the number “800,000” (subject to adjustment as provided in the Plan).

2.	Amendment to Section 4.2.1

Section 4.2.1 of the Plan is hereby amended by deleting Section 4.2.1 in its entirety and replacing such section with the following:

There shall be a proportionate adjustment of (a) the aggregate number of shares of Stock under the Plan for which Options may be granted or for which Stock Awards may be issued, and (b) the aggregate number of shares of Stock for which Options may be granted pursuant to Section 5.2.1 and Section 5.2.2 hereof.

3.	Amendment to Section 5.2.1

Section 5.2.1 of the Plan is hereby amended by deleting Section 5.2.1 in its entirety and replacing such section with the following:

“Each Eligible Director shall automatically be granted an Option to purchase 6,000 shares of Stock on the Initial Election Date to the Board of Directors of the Company, subject to adjustment in accordance with Section 4.2.1 hereof.

4.	Amendment to Section 5.2.2

Section 5.2.2 of the Plan is hereby amended by deleting Section 5.2.2 in its entirety and replacing such section with the following:

“Each Eligible Director shall automatically be granted an Option to purchase 2,400 shares of Stock on each Grant Date subsequent to such Eligible Director’s Initial Election Date, subject to adjustment in accordance with Section 4.2.1 hereof.

The Plan is hereby amended and modified only to the extent specifically amended or modified by this Second Amendment to the 2003 Outside Directors Stock Plan. None of the other terms, conditions or provisions of the Plan, is amended or modified by this Third Amendment to the 2003 Outside Directors Stock Plan.